UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 17, 2025
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange
6.500% Notes due August 15, 2062	FPRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 17, 2025, Ford Motor Company (“Ford” or “Company”) entered into the Twenty-Second Amendment (the “Twenty-Second Amendment”) to its Credit Agreement dated as of December 15, 2006, as amended and restated as of November 24, 2009, as amended and restated as of April 30, 2014, as amended and restated as of April 30, 2015, and as further amended and restated as of September 29, 2021 (as amended, supplemented, or otherwise modified from time to time prior to April 17, 2025, the “Existing Credit Agreement”) among Ford, the subsidiary borrowers from time to time party thereto, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. The Twenty-Second Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

As a result of the Twenty-Second Amendment, the Existing Credit Agreement has been amended effective as of April 17, 2025 (such amended Existing Credit Agreement, the “Amended Credit Agreement”). Prior to the Twenty-Second Amendment, lenders held $25 million of commitments maturing on April 26, 2026, $3.4 billion of commitments maturing on April 22, 2027, $0.1 billion of commitments maturing on April 26, 2028, and $10.0 billion of commitments maturing on April 20, 2029. As a result of the Twenty-Second Amendment, lenders have $3.4 billion of commitments maturing on April 17, 2028 and $10.1 billion of commitments maturing on April 17, 2030.

Also on April 17, 2025, Ford entered into the Seventh Amendment (the “Supplemental Seventh Amendment”) to its Revolving Credit Agreement dated as of April 23, 2019, as amended and restated as of September 29, 2021 (as amended, supplemented, or otherwise modified from time to time prior to April 17, 2025, the “Existing Supplemental Revolving Credit Agreement”) among Ford, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. The Supplemental Seventh Amendment is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

As a result of the Supplemental Seventh Amendment, the Existing Supplemental Revolving Credit Agreement has been amended effective as of April 17, 2025 (such amended Existing Supplemental Revolving Credit Agreement, the “Amended Supplemental Revolving Credit Agreement”). Prior to the Supplemental Seventh Amendment, lenders held revolving commitments totaling $2.0 billion maturing on April 22, 2027. As a result of the Supplemental Seventh Amendment, lenders have maintained the same level of total commitments with $2.0 billion of commitments maturing on April 17, 2028.

Also on April 17, 2025, Ford entered into the Fourth Amendment (the “364-Day Fourth Amendment”) to its 364-Day Revolving Credit Agreement dated as of June 23, 2022 (as amended, supplemented, or otherwise modified from time to time prior to April 17, 2025, the “Existing 364-Day Revolving Credit Agreement”) among Ford, the subsidiary borrowers from time to time party thereto, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. The 364-Day Fourth Amendment is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

As a result of the 364-Day Fourth Amendment, the Existing 364-Day Revolving Credit Agreement has been amended effective as of April 17, 2025 (such amended Existing 364-Day Revolving Credit Agreement, the “Amended 364-Day Revolving Credit Agreement,” and, collectively, together with the Amended Credit Agreement and the Amended Supplemental Revolving Credit Agreement, the “Amended Credit Agreements”). Prior to the 364-Day Fourth Amendment, lenders held revolving commitments totaling $2.5 billion maturing on April 21, 2025. As a result of the 364-Day Fourth Amendment, lenders have $2.5 billion of commitments maturing on April 16, 2026.

Each credit facility represented by the Amended Credit Agreements is unsecured and Ford has guaranteed the obligations of any subsidiary borrowers thereunder. Interest on borrowings under the Amended Credit Agreements is calculated dependent on the currency of the borrowing, with borrowings in U.S. Dollars generally bearing interest based at market interest rates for Daily Simple SOFR loans or an alternative base rate, each subject to an applicable margin. The applicable margin may be adjusted if Ford achieves, or fails to achieve, certain sustainability-linked targets related to global manufacturing facility greenhouse gas emissions, carbon-free electricity consumption, and Ford Europe CO2 tailpipe emissions, on an annual basis.

The Amended Credit Agreements contain representations, warranties, and covenants that are typical for these types of syndicated corporate credit facilities. The affirmative covenants include delivery of Ford’s financial statements, delivery of compliance certificates and notices of default, maintenance of Ford’s automotive business and corporate existence, and requirements for subsidiaries to guarantee the obligations if Ford fails to maintain at least two investment grade ratings from Fitch, Moody’s, and S&P on its senior, unsecured, long-term indebtedness. The negative covenants, subject to certain exceptions, include limitations on Ford’s ability to merge or consolidate with another person, a limitation on liens, a negative pledge, and a limitation on sale-leaseback transactions. The Amended Credit Agreements are free of material adverse change conditions to borrowing and credit rating triggers that could limit Ford’s ability to obtain funding or trigger early repayment. The Amended Credit Agreements contain a liquidity covenant that requires Ford to maintain a minimum of $4 billion in aggregate of domestic cash, cash equivalents, and loaned and marketable securities and/or availability under the Amended Credit Agreements.

Some of the lenders who are parties to one or more of the Amended Credit Agreements, and their affiliates, have relationships with Ford and its subsidiaries involving the provision of various banking, underwriting, and other financial services.

The foregoing description does not constitute a complete summary of the Amended Credit Agreements and is qualified by reference to the full text of the Amended Credit Agreements.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 10.1	Twenty-Second Amendment dated April 17, 2025 to	Filed with this Report
the Credit Agreement dated as of December 15, 2006,
as amended and restated as of November 24, 2009,
as amended and restated as of April 30, 2014,
as amended and restated as of April 30, 2015,
as amended and restated as of September 29, 2021

Exhibit 10.2	Seventh Amendment dated April 17, 2025 to	Filed with this Report
the Revolving Credit Agreement dated as of April 23, 2019,
as amended and restated as of September 29, 2021

Exhibit 10.3	Fourth Amendment dated April 17, 2025 to	Filed with this Report
the 364-Day Revolving Credit Agreement dated June 23, 2022

Exhibit 104	Cover Page Interactive Data File	*
(formatted in Inline XBRL)

*	Submitted electronically with this Report in accordance with the provisions of Regulation S-T.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: April 17, 2025	By:	/s/ David J. Witten
David J. Witten
Assistant Secretary